Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CONCERTO SOFTWARE, INC.

James D. Foy, being the duly elected President of Concerto Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 15, 1982 and that the name under which the Corporation was originally incorporated was “Datavox Communications Corp.” (as amended, the “Certificate”).

2. That the Board of Directors of the Corporation, pursuant to unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation’s Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

3. That the sole stockholder of the Corporation, pursuant to written consent, approved and adopted the Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, being the President herein above named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation this 22nd day of September, 2005.

/s/ James D. Foy
James D. Foy
President

{Concerto Software, Inc. -	S-1
DE Amended and Restated Certificate of Incorporation}

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASPECT SOFTWARE, INC.

ARTICLE I

The name of the corporation is Aspect Software, Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE VIII

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE VIII shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE IX

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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CERTIFICATE OF MERGER

OF

FIRSTPOINT CONTACT CORPORATION,

a Delaware corporation,

WITH AND INTO

ASPECT SOFTWARE, INC.,

a Delaware corporation

(Under Section 251

of the General Corporation Law of the State of Delaware)

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), Aspect Software, Inc., a Delaware corporation (“Aspect”), in connection with the merger of FirstPoint Contact Corporation, a Delaware corporation (“FirstPoint”), with and into Aspect (the “Merger”), hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are:

Name	State of Incorporation
Aspect Software, Inc.	Delaware

FirstPoint Contact Corporation	Delaware

SECOND: An Agreement and Plan of Merger, dated as of December 30, 2005 (the “Merger Agreement”), by and between Aspect and FirstPoint, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.

THIRD: Aspect shall be the surviving corporation in the Merger. The name of the surviving corporation shall be Aspect Software, Inc.

FOURTH: The certificate of incorporation of Aspect Software, Inc. shall be the certificate of incorporation of the surviving corporation.

FIFTH: The Merger shall become effective upon the Filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Merger Agreement is on file at the office of the surviving corporation at 6 Technology Park Drive, Westford, Massachusetts, 07886.

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

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IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the Constituent Corporations, pursuant to the DGCL, under penalties of perjury does hereby declare and certify that this is the act and deed of Aspect and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 30th day of December, 2005.

ASPECT SOFTWARE, INC., a Delaware corporation

By:	/s/ Michael J. Provenzano III
Michael J. Provenzano III President

{Delaware Certificate of Merger}

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ASPECT COMMUNICATIONS CORPORATION,

a California corporation,

WITH AND INTO

ASPECT SOFTWARE, INC.,

a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of

the State of Delaware)

Aspect Software, Inc., a corporation organized and existing under the laws of the State of Delaware (“Parent”), DOES HEREBY CERTIFY:

FIRST:	Parent was organized pursuant to the provisions of the General Corporation Law of the State of Delaware, on the 15th day of June, 1982, under the name Concerto Software, Inc.

SECOND:	That Parent owns 100% of the outstanding shares of the capital stock of Aspect Communications Corporation, a corporation organized pursuant to the provisions of the Business Corporation Act of the State of California, on the 16th of August, 1985 (“Subsidiary”).

THIRD:

That Parent’s Board of Directors, pursuant to a Written Consent, dated as of December 28, 2006, determined to merge Subsidiary with and into Parent with Parent surviving the merger and becoming the surviving corporation after the merger, and did adopt the following resolutions:

WHEREAS, Aspect Software, Inc. (“Parent”) owns 100% of the outstanding shares of the capital stock of Aspect Communications Corporation (“Subsidiary”),

WHEREAS, the Board of Directors of Parent (the “Board”) deems it advisable and in the best interests of Parent to merge (the “Merger”) Subsidiary with and into Parent, with Parent becoming the surviving corporation after the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and hereby is, approved;

FURTHER RESOLVED, that, upon the effectiveness of the Merger, all estate, property, rights, privileges and franchises of Subsidiary shall, and hereby is, transferred to Parent and Parent shall assume all of the liabilities and obligations of Subsidiary;

FURTHER RESOLVED, that any of the President, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or other officer as may be designated by the Board (collectively referred to herein as the “Authorized Officers”) be, and each of them hereby is, authorized and empowered to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Subsidiary with and into Parent and assume Subsidiary’s liabilities and obligations, and the date of adoption thereof, and to file the Certificate of Ownership and Merger in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County;

FURTHER RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized and empowered to execute and deliver any and all agreements, instruments, certificates or documents relating to the Merger, in the name and on behalf of Parent, under its corporate seal or otherwise, substantially in the form approved, with such changes therein and modifications or amendments thereto as any of the Authorized Officers may in their sole discretion approve, which approval shall be conclusively evidenced by their execution thereof; and

FURTHER RESOLVED, that any of the Authorized officers be, and each of them hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Merger and to execute and deliver all such supplemental agreements, instruments, certificates or documents in the name and on behalf of Parent which shall in such Authorized Officer’s sole discretion be deemed necessary, proper or advisable in order to perform Parent’s obligations under or in connection with the Merger and the transactions contemplated therein and to carry out fully the intent of the foregoing resolution.

FOURTH:	The Certificate of Incorporation of Parent immediately prior to the merger shall, by virtue of the merger, remain the same and is not affected by the merger.

FIFTH:	The effective date of the merger shall be December 31, 2006.

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IN WITNESS WHEREOF, Parent has caused this Certificate of Ownership and Merger to be signed by an authorized officer this 28th day of December, 2006.

ASPECT SOFTWARE, INC., a Delaware corporation

By:	/s/ Jonathan M. Moulton
Jonathan M. Moulton
Senior Vice President, General Counsel and Secretary

{DE Certificate of Ownership and Merger -

Aspect Communications Corporation into Aspect Software,

Inc.}

S-1

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

CERTIFICATE OF OWNERSHIP

MERGING

QUILOGY, INC.,

a Missouri corporation,

INTO

ASPECT SOFTWARE, INC.,

a Delaware corporation

(Pursuant to Section 253 of the General Corporation

Law of the State of Delaware)

Pursuant to Section 253 of the General Corporation Law of Delaware (“Delaware Law”), Aspect Software, Inc. (“Parent”) is a corporation incorporated on June 15, 1982, pursuant to the provisions of Delaware Law; and

DOES HEREBY CERTIFY that Parent owns 100% of the capital stock of Quilogy, Inc. (“Subsidiary”), a corporation incorporated on December 7, 1992, pursuant to the provisions of the General and Business Corporation Law of Missouri (“Missouri Law”), and that Parent, by unanimous written consent of its Board of Directors, dated as of March 31, 2010, duly adopted a resolution, determined to and did merge into itself said Subsidiary, which resolution is following:

WHEREAS, Parent owns 100% of the outstanding shares of the capital stock of Subsidiary.

WHEREAS, the Board of Directors of Parent (the “Board”) deems it advisable and in the best interests of Parent to merge (the “Merger”) Subsidiary with and into Parent, with Parent becoming the surviving corporation after the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and hereby is, approved;

FURTHER RESOLVED, that, upon the effectiveness of the Merger, all estate, property, rights, privileges and franchises of Subsidiary shall, and hereby is, transferred to Parent and Parent shall assume all of the liabilities and obligations of Subsidiary;

FURTHER RESOLVED, that any of the President, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or other officer as may be designated by the Board (collectively referred to herein as the “Authorized Officers”) be, and each of them hereby is, authorized and empowered to make and execute a Certificate of Ownership setting forth a copy of the resolutions to merge Subsidiary with and into Parent and assume Subsidiary’s liabilities and obligations, and the date of adoption thereof, and to file the Certificate of Ownership in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County;

FURTHER RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized and empowered to execute and deliver any and all agreements, instruments, certificates or documents relating to the Merger in the name and on behalf of Parent, under its corporate seal or otherwise, substantially in the form approved, with such changes therein and modifications or amendments thereto as any of the Authorized Officers may in their sole discretion approve, which approval shall be conclusively evidenced by their execution thereof; and

FURTHER RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further actions including, without limitation, to arrange for and enter into supplemental agreements, instruments, certificates or documents relating to the Merger and to execute and deliver all such supplemental agreements, instruments, certificates or documents in the name and on behalf of Parent which shall in such Authorized Officer’s sole discretion be deemed necessary, proper or advisable in order to perform Parent’s obligations under or in connection with the Merger and the transactions contemplated therein and to carry out fully the intent of the foregoing resolution.

* * * * *

2

IN WITNESS WHEREOF, the undersigned does hereby declare and certify that the facts stated herein are true and, accordingly, has executed this Certificate of Ownership this 31st day of March, 2010.

ASPECT SOFTWARE, INC., a Delaware corporation

By:	/s/ Michael J. Provenzano, III
Michael J. Provenzano, III
Executive Vice President Finance and Chief Financial Officer

{Certificate of Ownership and Merger

Quilogy, Inc. into Aspect Software, Inc.}

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

CONCERTO SOFTWARE INTERNATIONAL, LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

DAVOX SECURITIES CORPORATION,

A MASSACHUSETTS CORPORATION,

FIRSTPOINT CONTACT TECHNOLOGIES, LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

AND

ASPECT TELESERVICES CORPORATION,

A CALIFORNIA CORPORATION,

WITH AND INTO

ASPECT SOFTWARE, INC.,

A DELAWARE CORPORATION

Pursuant to Title 8, Sections 251(c), 252(c) and 264(c) of the Delaware General Corporation Law (the “DGCL”), Aspect Software, Inc., a Delaware corporation (the “Corporation”), in connection with the merger of Concerto Software International, LLC, a Delaware limited liability company (“Concerto Software”), Davox Securities Corporation, a Massachusetts corporation (“Davox Securities”), FirstPoint Contact Technologies, LLC, a Delaware limited liability company (“FirstPoint Contact”), and Aspect Teleservices Corporation, a California corporation (“Aspect Teleservices”), with and into the Corporation (collectively, the “Merger”), hereby certifies as follows:

FIRST:	The names and states of domicile of the constituent corporations and limited liability companies to the Merger (the “Constituent Entities”) are:

Name	State of Domicile

Aspect Software, Inc.	Delaware

Concerto Software International, LLC	Delaware

Davox Securities Corporation	Massachusetts

FirstPoint Contact Technologies, LLC	Delaware

Aspect Teleservices Corporation	California

SECOND:	A Plan of Merger, dated as of November 22, 2010, by and among Concerto Software, Davox Securities, FirstPoint Contact, Aspect Teleservices and the Corporation (the “Plan of Merger”), has been approved, adopted, certified, executed and acknowledged by the Corporation pursuant to Title 8, Section 251(c) of the DGCL, by Davox Securities and Aspect Teleservices pursuant to Title 8, Section 252(c) of the DGCL, and by Concerto Software and FirstPoint Contact pursuant to Title 8, Section 264(c) of the DGCL.

THIRD:	The Corporation shall be the surviving corporation in the Merger. The name of the surviving corporation shall be “Aspect Software, Inc.”

FOURTH:	The Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:	The Plan of Merger is on file at Aspect Software, Inc., 300 Apollo Drive, Chelmsford, MA, 01824, the place of business of the surviving corporation.

SIXTH:	A copy of the Plan of Merger will be furnished by the surviving corporation on request, without cost, to any member or stockholder, as appropriate, of any of the Constituent Entities.

SEVENTH:	The Merger shall be effective on November 22, 2010, at 5:00 p.m. (EST).

* * * * *

2

IN WITNESS WHEREOF, the surviving corporation has caused this Certificate of Merger to be signed by an authorized officer as of the 22nd day of November, 2010.

ASPECT SOFTWARE, INC.,
a Delaware corporation

By:	/s/ Michael J. Provenzano III
Michael J. Provenzano III
Chief Financial Officer

{DE Certificate of Merger - Concerto Software, Davox Securities, FirstPoint Contact, Aspect Teleservices into Aspect Software, Inc.}

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